Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Record Third Quarter 2018 Revenue and Backlog, Net Income, Adjusted Net Income and EBITDA With Increased Annual Guidance

•	Successful Contractual Resolution on a Large Oil & Gas Pipeline Project, with significant cash collection in October

Coral Gables, FL (November 1, 2018) — MasTec, Inc. (NYSE: MTZ) today announced better than expected third quarter financial results and increased 2018 annual guidance.

•

Third quarter 2018 revenue was $1.98 billion, compared with $1.96 billion for the same period last year. GAAP net income was $120.5 million, or $1.52 per diluted share, compared to $64.2 million, or $0.77 per diluted share, in the third quarter of 2017, a 97% increase. GAAP results exceeded the Company’s previously announced diluted earnings per share expectation by $0.29, inclusive of a $0.23 per diluted share benefit related to the impact of re-measurement of the Company’s U.S. deferred income tax balances because of the Tax Cuts and Jobs Act.

•

Third quarter 2018 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $105.2 million, or $1.33 per adjusted diluted share, compared to $68.0 million, or $0.82 per adjusted diluted share, in the third quarter of 2017, a 62% increase. Adjusted diluted earnings per share exceeded the Company’s previously announced third quarter 2018 expectation by $0.07.

•

Third quarter adjusted EBITDA, also a non-GAAP measure, was $226.3 million, compared with $179.6 million in the third quarter of 2017, a 26% increase. Third quarter adjusted EBITDA margin rate of 11.4% increased 220 basis points compared to last year’s period. Third quarter adjusted EBITDA also exceeded the Company’s previously announced 2018 third quarter guidance expectation by approximately $6 million.

•

During the third quarter, the Company successfully finalized contractual resolution related to a recently completed large Oil & Gas long-haul pipeline construction project. Cash collections related to this resolution were received subsequent to quarter end.

•

The Company also announced record 18-month backlog as of September 30, 2018 of $7.8 billion, a $114 million sequential increase when compared to second quarter 2018, and a $2.8 billion increase, or 56%, compared to the third quarter of 2017.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We had a great quarter despite regulatory and hurricane flooding disruptions on selected projects. We are proud to report record results and increase our annual guidance expectation. Importantly, our record backlog level across multiple segments continues to give us strong visibility for continued growth in 2019 and beyond. Our continued confidence in the future is evidenced by our 2018 share repurchase activity, with 1.6 million shares repurchased during the third quarter, and 4.3 million shares repurchased on a year-to-date basis. Additionally, our Board approved an additional $150 million share repurchase authorization in September 2018.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “We successfully completed contractual resolution on a recently completed large Oil & Gas pipeline project, as expected and previously communicated. This resolution yielded a significant October cash inflow to MasTec. Since quarter end, we have received over $700 million in cash inflows from this and other large Oil & Gas projects, significantly reducing our leverage and increasing our liquidity since the end of the third quarter. This strong October cash inflow allows us to further increase our record annual 2018 cash flow from operations projection, now expected to exceed $550 million. Excluding any fourth quarter share repurchase or acquisition activity, we expect to reduce our year-end net debt level to $1.1-$1.2 billion, compared to approximately $1.7 billion as of the end of the third quarter. In any event, our balance sheet remains in excellent shape, providing us ample liquidity to finance any opportunities to generate additional value for our shareholders, including share repurchases or strategic acquisitions.”

Based on the information available today, the Company is providing initial fourth quarter guidance, and increasing full year 2018 guidance expectations. The Company currently estimates full year 2018 revenue of approximately $6.9 billion. Full year 2018 GAAP net income and diluted earnings per share are expected to approximate $308 million and $3.85, respectively. Regarding full year 2018 expectations for non-GAAP measures, adjusted EBITDA is expected to approximate $719 million or 10.4% of revenue and adjusted diluted earnings per share is expected to be $3.76, a 29% increase over 2017.

For the fourth quarter of 2018, based on updated project schedules for large Oil & Gas project activity, the Company expects revenue of approximately $1.9 billion. Fourth quarter 2018 GAAP net income is expected to approximate $80 million with GAAP diluted earnings per share expected to approximate $1.02. Fourth quarter 2018 adjusted EBITDA, a non-GAAP measure, is expected to approximate $194 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $1.05.

Management will hold a conference call to discuss these results on Friday, November 2, 2018 at 9:00 a.m. Eastern time. The call-in number for the conference call is (323) 994-2082 or (888) 204-4368 and the replay number is (719) 457-0820, with a pass code of 5168578. The replay will run for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the investor relations section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended September 30, 2018 and 2017:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$1,977,227	$1,955,752	$4,991,865	$5,004,116
Costs of revenue, excluding depreciation and amortization	1,681,438	1,726,173	4,285,320	4,323,642
Depreciation and amortization	54,863	50,101	156,478	138,384
General and administrative expenses	80,311	66,397	211,535	202,001
Interest expense, net	22,330	17,578	60,183	44,966
Equity in earnings of unconsolidated affiliates	(7,671)	(7,399)	(19,080)	(15,105)
Other expense (income), net	323	(4,677)	(1,976)	(4,102)

Income before income taxes	$145,633	$107,579	$299,405	$314,330
Provision for income taxes	(25,091)	(43,378)	(71,999)	(126,170)

Net income	$120,542	$64,201	$227,406	$188,160

Net (loss) income attributable to non-controlling interests	(124)	449	(312)	1,770

Net income attributable to MasTec, Inc.	$120,666	$63,752	$227,718	$186,390

Earnings per share:
Basic earnings per share	$1.55	$0.79	$2.87	$2.31

Basic weighted average common shares outstanding	78,096	80,953	79,399	80,859

Diluted earnings per share	$1.52	$0.77	$2.83	$2.27

Diluted weighted average common shares outstanding	79,201	82,386	80,484	82,281

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets	$2,668,962	$1,852,366
Property and equipment, net	736,447	706,506
Goodwill and other intangibles, net	1,327,006	1,328,880
Other long-term assets	242,391	178,824

Total assets	$4,974,806	$4,066,576

Liabilities and Equity
Current liabilities	$1,372,497	$963,827
Long-term debt	1,688,820	1,280,706
Long-term deferred tax liabilities, net	258,905	204,518
Other long-term liabilities	164,764	184,172
Total equity	1,489,820	1,433,353

Total liabilities and equity	$4,974,806	$4,066,576

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Nine Months Ended September 30,
	2018	2017
Net cash provided by operating activities	$26,770	$166,458
Net cash used in investing activities	(142,137)	(249,429)
Net cash provided by financing activities	142,924	87,789
Effect of currency translation on cash	601	237

Net increase in cash and cash equivalents	28,158	5,055

Cash and cash equivalents - beginning of period	$40,326	$38,767

Cash and cash equivalents - end of period	$68,484	$43,822

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Segment Information
Revenue by Reportable Segment
Communications	$661.7	$610.5	$1,907.5	$1,762.2
Oil and Gas	1,035.9	1,161.0	2,341.6	2,757.2
Electrical Transmission	99.1	81.8	297.6	277.3
Power Generation and Industrial	179.6	96.9	443.2	204.1
Other	1.6	10.6	3.7	14.2
Eliminations	(0.7)	(5.0)	(1.7)	(10.9)
Corporate	—	—	—	—

Consolidated revenue	$1,977.2	$1,955.8	$4,991.9	$5,004.1

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted EBITDA by Reportable Segment
EBITDA	$222.8	$175.3	$516.1	$497.7
Non-cash stock-based compensation expense	3.5	3.4	10.1	10.5
Project results from non-controlled joint venture	—	0.4	(1.0)	7.4
Restructuring charges	—	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.6	—	0.6

Adjusted EBITDA	$226.3	$179.6	$525.2	$516.7

Reportable Segment:
Communications	$74.8	$65.5	$230.6	$173.6
Oil and Gas	155.8	108.1	311.5	356.1
Electrical Transmission	3.1	4.5	5.0	11.8
Power Generation and Industrial	9.7	9.3	24.3	14.8
Other	7.0	10.5	18.7	19.0
Corporate	(24.1)	(18.3)	(64.9)	(58.6)

Adjusted EBITDA	$226.3	$179.6	$525.2	$516.7

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	11.3%	9.0%	10.3%	9.9%
Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.2%
Project results from non-controlled joint venture	—%	0.0%	(0.0)%	0.1%
Restructuring charges	—%	—%	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%	—%	0.0%

Adjusted EBITDA margin	11.4%	9.2%	10.5%	10.3%

Reportable Segment:
Communications	11.3%	10.7%	12.1%	9.9%
Oil and Gas	15.0%	9.3%	13.3%	12.9%
Electrical Transmission	3.1%	5.5%	1.7%	4.3%
Power Generation and Industrial	5.4%	9.6%	5.5%	7.3%
Other	448.3%	98.9%	500.9%	133.3%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	11.4%	9.2%	10.5%	10.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$120.5	$64.2	$227.4	$188.2
Interest expense, net	22.3	17.6	60.2	45.0
Provision for income taxes	25.1	43.4	72.0	126.2
Depreciation and amortization	54.9	50.1	156.5	138.4

EBITDA	$222.8	$175.3	$516.1	$497.7

Non-cash stock-based compensation expense	3.5	3.4	10.1	10.5
Project results from non-controlled joint venture	—	0.4	(1.0)	7.4
Restructuring charges	—	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.6	—	0.6

Adjusted EBITDA	$226.3	$179.6	$525.2	$516.7

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	6.1%	3.3%	4.6%	3.8%
Interest expense, net	1.1%	0.9%	1.2%	0.9%
Provision for income taxes	1.3%	2.2%	1.4%	2.5%
Depreciation and amortization	2.8%	2.6%	3.1%	2.8%

EBITDA margin	11.3%	9.0%	10.3%	9.9%

Non-cash stock-based compensation expense	0.2%	0.2%	0.2%	0.2%
Project results from non-controlled joint venture	—%	0.0%	(0.0)%	0.1%
Restructuring charges	—%	—%	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%	—%	0.0%

Adjusted EBITDA margin	11.4%	9.2%	10.5%	10.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted Net Income Reconciliation
Net income	$120.5	$64.2	$227.4	$188.2
Non-cash stock-based compensation expense	3.5	3.4	10.1	10.5
Project results from non-controlled joint venture	—	0.4	(1.0)	7.4
Restructuring charges	—	—	—	0.6
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.6	—	0.6
Income tax effect of adjustments (a)	(0.9)	(0.6)	(2.5)	(4.1)
Statutory tax rate effects	(17.9)	—	(16.4)	—

Adjusted net income	$105.2	$68.0	$217.5	$203.1

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.52	$0.77	$2.83	$2.27
Non-cash stock-based compensation expense	0.04	0.04	0.13	0.13
Project results from non-controlled joint venture	—	0.00	(0.01)	0.09
Restructuring charges	—	—	—	0.01
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.01	—	0.01
Income tax effect of adjustments (a)	(0.01)	(0.01)	(0.03)	(0.05)
Statutory tax rate effects	(0.23)	—	(0.20)	—

Adjusted diluted earnings per share	$1.33	$0.82	$2.71	$2.45

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended December 31, 2018 Est.	For the Three Months Ended December 31, 2017
EBITDA and Adjusted EBITDA Reconciliation
Net income	$80	$160.7
Interest expense, net	20	16.0
Provision for (benefit from) income taxes	34	(103.2)
Depreciation and amortization	57	49.7

EBITDA	$190	$123.2

Non-cash stock-based compensation expense	3	5.1
Project results from non-controlled joint venture	—	0.5
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.1

Adjusted EBITDA	$194	$128.9

	Guidance for the Three Months Ended December 31, 2018 Est.	For the Three Months Ended December 31, 2017
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.2%	10.0%
Interest expense, net	1.0%	1.0%
Provision for (benefit from) income taxes	1.8%	(6.4)%
Depreciation and amortization	3.0%	3.1%

EBITDA margin	10.0%	7.7%

Non-cash stock-based compensation expense	0.2%	0.3%
Project results from non-controlled joint venture	—%	0.0%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%

Adjusted EBITDA margin	10.2%	8.0%

	Guidance for the Three Months Ended December 31, 2018 Est.	For the Three Months Ended December 31, 2017
Adjusted Net Income Reconciliation
Net income	$80	$160.7
Non-cash stock-based compensation expense	3	5.1
Project results from non-controlled joint venture	—	0.5
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.1
Income tax effect of adjustments (a)	(1)	(7.4)
Statutory tax rate effects	—	(120.1)

Adjusted net income	$83	$38.8

	Guidance for the Three Months Ended December 31, 2018 Est.	For the Three Months Ended December 31, 2017
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.02	$1.95
Non-cash stock-based compensation expense	0.04	0.06
Project results from non-controlled joint venture	—	0.01
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.00
Income tax effect of adjustments (a)	(0.01)	(0.09)
Statutory tax rate effects	—	(1.46)

Adjusted diluted earnings per share	$1.05	$0.47

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$308	$348.9	$134.0
Interest expense, net	80	61.0	50.7
Provision for income taxes	106	22.9	91.8
Depreciation and amortization	213	188.0	164.9

EBITDA	$706	$620.9	$441.5

Non-cash stock-based compensation expense	14	15.7	15.1
Project results from non-controlled joint venture	(1)	7.9	5.1
Restructuring charges	—	0.6	15.2
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.7	—

Adjusted EBITDA	$719	$645.6	$476.9

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.5%	5.3%	2.6%
Interest expense, net	1.2%	0.9%	1.0%
Provision for income taxes	1.5%	0.3%	1.8%
Depreciation and amortization	3.1%	2.8%	3.2%

EBITDA margin	10.2%	9.4%	8.6%

Non-cash stock-based compensation expense	0.2%	0.2%	0.3%
Project results from non-controlled joint venture	0.0%	0.1%	0.1%
Restructuring charges	—%	0.0%	0.3%
Charges (recoveries) from multi-employer pension plan withdrawals	—%	0.0%	—%

Adjusted EBITDA margin	10.4%	9.8%	9.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Adjusted Net Income Reconciliation
Net income	$308	$348.9	$134.0
Non-cash stock-based compensation expense	14	15.7	15.1
Project results from non-controlled joint venture	(1)	7.9	5.1
Restructuring charges	—	0.6	15.2
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.7	—
Income tax effect of adjustments (a)	(3)	(11.6)	(11.7)
Statutory tax rate effects	(16)	(120.1)	—

Adjusted net income	$300	$241.9	$157.7

	Guidance for the Year Ended December 31, 2018 Est.	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$3.85	$4.22	$1.61
Non-cash stock-based compensation expense	0.17	0.19	0.19
Project results from non-controlled joint venture	(0.01)	0.10	0.06
Restructuring charges	—	0.01	0.19
Charges (recoveries) from multi-employer pension plan withdrawals	—	0.01	—
Income tax effect of adjustments (a)	(0.04)	(0.14)	(0.14)
Statutory tax rate effects	(0.21)	(1.46)	—

Adjusted diluted earnings per share	$3.76	$2.92	$1.90

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, satellite communications and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investees; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements; risks associated with potential environmental issues and other hazards from our operations; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures, including the effect of corporate income tax reform; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; any exposure resulting from system or information technology interruptions or data security breaches; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor, general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.